Exhibit 10.4

Power of Attorney

The Trustor, [Name of VIE Shareholder], who is also a holder of [Percentage of Registered Capital] of the registered capital of Cloudminds (Shenzhen) Holdings Co., Ltd. (The “Company”) as of the date of this Power of Attorney, hereby irrevocably authorize Cloudminds Inc. (the “Trustee Company”) to exercise the following rights relating to the Trustor’s current and future equity interests (the “Equity Interests”) held in the Company, during the term of this Power of Attorney:

The Trustee Company is hereby authorized, as the Trustor’s sole and exclusive agent, to exercise all the following rights on behalf of the Trustor with regard to the equity interests, including but not limited to: (1) participate in the Company’s shareholders’ meeting; (2) exercise all shareholder’s rights and shareholder’s voting rights under the law and the Company’s Articles of Association, including but not limited to the sale, transfer, pledge or disposal of all or any part of the equity interests; and (3) designate and appoint the legal representative, chairman, director, supervisor, general manager and as the Trustor’s authorized representative.

The Trustee Company will be entitled to sign on behalf of the Trustor the Amended and Restated Exclusive Purchase Option Agreement signed on March 29, 2019 between the Trustor, the Trustee Company and the Subsidiaries of the Trustee Company as well as the Amended and Restated Equity Pledge Agreement signed on March 29, 2019 between the Trustor, the Subsidiaries of the Trustee Company and the Company (including the revisions, amendments or restatements of the above-mentioned documents, collectively referred to as “Transaction Documents”) and perform the Transaction Documents as scheduled. The exercise of this right will not impose any restrictions on this authorization.

All acts of the Trustee Company in respect of the Trustor’s equity are deemed as the Trustor’s own acts, and all documents signed are deemed to be signed by the Trustor and the Trustor will acknowledge them.

The Trustee Company has the right to transfer the Power of Attorney, and may entrust other persons or entities to handle the above matters without prior notice or consent from the Trustor. If required by Chinese law, the Trustee Company shall assign Chinese citizens to exercise the above rights.

The Trustor hereby irrevocably confirm that this Power of Attorney shall become effective as of the date of signing, and that this Power of Attorney will continue to be valid during the period in which the Trustor remains a shareholder of the Company, except as requested by the Trustee Company to change or terminate the Power of Attorney. During the validity of this Power of Attorney, if the Trustee Company proposes to change the content of the entrustment or request to terminate the entrustment, the Trustor hereby agree to cooperate and sign the relevant documents.

The Trustor hereby irrevocably confirm that this Power of Attorney is an amendment to the Power of Attorney (hereinafter referred to as the “Original Power of Attorney”) signed by the Trustor with the Subsidiaries of the Trustee Company on December 16, 2016. From the date of signature of this Power of Attorney, the Original Power of Attorney is no longer valid.

During the period of the Power of Attorney, the Trustor hereby waive all rights relating to the Trustor’s own equities that have been authorized to the Trustee Company through this Power of Attorney and will no longer exercise such rights on its own.

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By:	/s/ [Name of VIE Shareholder]
Name:	[Name of VIE Shareholder]

Accepted by:

Cloudminds Inc.

By:	/s/ William Xiao-Qing Huang
Name:	William Xiao-Qing Huang
Title:	Authorized Signatory

Signature page of Power of Attorney

Schedule of Material Differences

One or more persons entered into a power of attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of VIE Shareholder	Percentage of Registered Capital
1	Haitao Jiang	44.12%
2	Guanghua Yang	22.06%
3	Bing Wang	8.82%
4	Jing Wang	7.94%
5	Qi Li	5.29%
6	Shenzhen Zhongke Growth Equity Investment Fund Partnership (Limited Partnership)	4.41%
7	Anji Boye Investment Partnership (Limited Partnership)	4.41%
8	Changxing Youqing Investment Management Partnership (Limited Partnership)	2.94%